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                                                                   EXHIBIT 10.33

                        EMPLOYMENT AGREEMENT AMENDMENT
                              AND MUTUAL RELEASE


     This Employment Agreement Amendment and Mutual Release ("Agreement" or "Amendment") is entered into this _______ day of July, 2000, by and between Hadron, Inc., a New York corporation with its principal place of business at 5904 Richmond Highway, Alexandria, Virginia, (the "Company") and S. Amber Gordon ("Gordon"). This Agreement amends that certain Employment Agreement ("Employment Agreement"), between Hadron and Gordon, dated June 24, 1999.

     WHEREAS, the parties desire to amend and modify the Employment Agreement;
and

     WHEREAS, the Company and Gordon have agreed to terms upon which such Employment Agreement amendments are acceptable and wish to set forth such terms and conditions in writing;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Gordon hereby resigns as Executive Vice President, Corporate Secretary and Treasurer of Hadron effective August 31, 2000. Simultaneously with execution of this Agreement, Company will enter into a Consulting Agreement for investor relations services with S.A. Gordon Enterprises, Inc. ("SAGE"), of which Gordon is the sole owner and President, attached as Exhibit A. Such investor relations services will begin upon Gordon's
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     resignation, effective September 1, 2000. The Employment Agreement otherwise remains in full force and effect until August 31, 2000.
     Effective August 31, 2000, the Employment Agreement shall be terminated and of no further force or effect; provided, however that the provisions of this Amendment shall survive the termination of the Employment Agreement. For the avoidance of doubt, Gordon shall not be entitled to the severance payment described in the last sentence of Section 8 of the Employment Agreement.

2. Neither Gordon nor SAGE nor any affiliate of Gordon or SAGE will directly or indirectly, employ, engage as a contractor, attempt to employ, solicit, or encourage to leave Hadron any individuals employed by Hadron or its
     subsidiaries prior to August 31, 2002.   The covenants in this paragraph 2
     shall be construed as agreements independent of any other provisions of any other agreement between Gordon and Company. Gordon hereby acknowledges that breach of any covenant contained in Section 2 would cause irreparable injury to Company. Therefore, Gordon hereby agrees that the covenants contained in this section may be specifically enforced through injunctive relief; however, the right to injunctive relief shall not preclude Company from obtaining any other legal remedy available to it. If any action at law or in equity is necessary for Company to enforce the provisions of this Agreement and Company prevails in such action, Company shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.
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3.   The Company shall continue to provide to Gordon, for the term of the SAGE
     Agreement, the same or substantially equivalent health insurance and medical coverage the Company's currently provides to Gordon. Gordon acknowledges that she may not be eligible for Company's health insurance under Company's existing plan. Company may provide required coverage under COBRA, under an alternative health issuer or after February 28, 2002, by paying Gordon $_____________ per month (in which event Gordon would obtain her own coverage). Except as expressly provided in this Agreement, Company shall have no responsibility for the payment to or on behalf of Gordon of any fringe benefits, professional liability insurance premiums, contributions to insurance and pension or other deferred compensation plans nor will Company have any responsibility for the filing of any documents, forms and returns pertinent to all of the foregoing.

4. Any amounts due and payable to Gordon by Company including payment of accrued vacation, deferred compensation plan balance and flexible spending account balance, shall be paid to her in full on August 31, 2000.

5. [Open Issue - Not Approved by Hadron.] [The Company shall pay any and all of Gordon's reasonable attorneys' fees arising from the restructuring of the Employment Agreement not to exceed $10,000.]

6. The Company, Jon M. Stout ("Stout") and Gordon have indicated their desire to enter a Put/Call Agreement. The Company, Stout and Gordon shall enter such Put/Call Agreement, as contained in Exhibit B, as of the date of this
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     Agreement.

7. Except for Company's obligations under this Agreement to Gordon, and the Company's obligations to Gordon under any option or retirement plan, Gordon hereby releases, acquits and forever discharges the Company and its successors, assigns, agents, directors, officers, owners, employees, representatives, attorneys, subsidiaries, and affiliates, and all persons acting by, through, under, or in concert with any of the foregoing (the "Company Released Parties"), from any and all claims, demands, actions, obligations or liabilities whatsoever, whether known or unknown, which Gordon ever had or may now have against the Company Released Parties or any of them, including, without limitation, any claims, demands or liabilities related to or arising out of Gordon's employment by the Company or termination of such employment.

     Except for Gordon's obligations under this Agreement and Gordon's obligations under any option or retirement plan, Company hereby releases, acquits and forever discharges Gordon and her successors, assigns, agents, representatives and attorneys, and all persons acting by, through, under or in concert with any of the foregoing (the "Gordon Released Parties"), from any and all claims, demands, actions, obligations or liabilities whatsoever, whether known or unknown, which Company ever had or may not have against the Gordon Released Parties or any of them, including, without limitation, any claims, demands or liabilities related to or arising out of Gordon's employment by the Company.

8. The provisions in the Employment Agreement concerning indemnification shall survive this

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     Amendment with respect to Gordon's performance of her duties under the
     Employment Agreement.

9. Each party represents to the other that it has full power and authority to execute, deliver and perform this Agreement and the attached agreements which form a part of the transaction; all necessary corporate action on its part for the execution, delivery and performance of this Agreement by it has been duly taken; this Agreement has been duly authorized and executed by it; it is a legal, valid and binding Agreement, enforceable against such party in accordance with its terms.

10. This Agreement shall be binding upon and inure to the benefit of the Company and Gordon and their successors and permitted assigns. This Agreement shall not be assignable by either party hereto without the written consent of the other party which assignment consent will not be unreasonably withheld. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia. The party prevailing in any judicial proceeding between the parties hereto shall be awarded its costs and expenses, including reasonable attorneys' fees.

11. A waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver or modification of this Agreement must be in writing and signed by the party to be charged.

12. This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the subject matter hereof and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties, with respect to the subject matter hereof other than as set forth herein. Any and all prior agreements among the parties, with respect to the subject matter hereof, are hereby superseded.

     In Witness whereof the parties have executed this Agreement this _____ day of July, 2000.

HADRON, INC.                               ACCEPTED & AGREED:


BY:_______________                         ______________________
    Jon M. Stout                           S. Amber Gordon
    President and
    Chief Executive Officer

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